U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Date of Report: August 19, 2017

Commission file number: 333-216783

TEAM 360 SPORTS INC.

(Exact name of registrant as specified in its charter)

Nevada	33-1227600
State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization	Identification No.)

Sandor Miklos

163 Killian Rd.

Maple, Ontario, Canada LGA 1A8

(Address of principal executive offices)

(647) 292-5330

(Registrant’s telephone number, including area code)

Securities registered under Section 12(b) of the Exchange Act:

None.

Securities registered under Section 12(g) of the Exchange Act:

Common Stock, $0.001 par value per share

(Title of Class)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENT

Item 4.01 Changes in Registrant's Certifying Accountant

(a) Registrant's Certifying Accountant, Michael Gillespie & Associates, PLLC, resigned as the Certifying Accountant for Registrant on Saturday, August 19, 2017. Registrant's Financial Reports in its recently filed S-1 have not changed and are not affected by the resignation. No difference of opinion was expressed relating the Financial Statements. A new Certifying Accountant has not yet been engaged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Team 360 Sports Inc.

By:  /s/ Sandor Miklos

Name:  Sandor Miklos

Title: Chief Executive Officer and President

Dated: August 24, 2017

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